UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

GREEN BANKSHARES, INC.
 (Exact name of registrant as specified in its charter)

Tennessee	0-14289	62-1222567
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Main Street, Greeneville, Tennessee	37743-4992
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 639-5111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of shareholders of Green Bankshares, Inc. (the “Company”) held on May 12, 2011 (the “Annual Meeting”), shareholders approved an amendment to the Company’s Charter (the “Charter Amendment”) to declassify the Company’s Board of Directors (the “Board”) and provide for the annual election of directors. The Charter Amendment was filed with the Secretary of State of the State of Tennessee on May 13, 2011, becoming effective on such date. Additional information concerning the Charter Amendment was contained in the definitive proxy statement delivered to the Company’s shareholders in connection with the Annual Meeting and filed with the Securities and Exchange Commission on April 8, 2011. A copy of the Charter Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein.

In connection with the approval of the Charter Amendment, on May 31, 2011, the Board adopted an amendment to the Company’s Amended and Restated Bylaws (the “Bylaw Amendment”) to reflect the declassification of the Board and provide for the annual election of directors. A copy of the Bylaw Amendment is attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1 Amendment to Charter of Green Bankshares, Inc.

3.2 Amendment to Amended and Restated Bylaws of Green Bankshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BANKSHARES, INC.

Date: June 2, 2011	By:	/s/ Michael J. Fowler
Michael J. Fowler Senior Vice President, Chief Financial Officer and Secretary (Duly Authorized Representative)

EXHIBIT INDEX

Exhibit	Description of
Number	Exhibit(s)
3.1	Amendment to Charter of Green Bankshares, Inc.
3.2	Amendment to Amended and Restated Bylaws of Green Bankshares, Inc.